Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Exhibit 32

In connection with the filing of the Annual Report on Form 10-K for the Year Ended December 31, 2005 (the “Report”) by Pacific Capital Bancorp (“Registrant”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

/s/ William S. Thomas, Jr. William S. Thomas, Jr. President & Chief Executive Officer

Date: March 15, 2006	/s/ Donald Lafler. Donald Lafler Executive Vice President & Chief Financial Officer

142